As filed with the Securities and Exchange Commission on November 16, 2006

Registration No. 333-[    ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW SALLY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5990	36-2257936
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(708) 450-3000

(Address, Including Zip code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Gary P. Schmidt, Esq.

Senior Vice President,

General Counsel and Secretary

New Sally Holdings, Inc.

2525 Armitage Avenue

Melrose Park, Illinois 60160

(708) 450-3000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

COPIES TO:

Frederick C. Lowinger, Esq. David J. Zampa, Esq. Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000	Paul S. Bird, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to public: As soon as practicable following the effective date of this Registration Statement and the date on which all other conditions to the transactions described in the enclosed document have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-136259

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value	200,000	N/A	$9,912,000	$1,061

(1)	Represents (x) the number of additional shares of common stock, $0.22 par value per share, of Alberto-Culver Company (“Alberto-Culver Common Stock”) presently outstanding or issuable or expected to be issued in connection with the merger of New Aristotle Company, a wholly-owned subsidiary of the Registrant, with and into Alberto-Culver Company (the “holding company merger”) multiplied by (y) the exchange ratio of one share of common stock, $0.01 par value per share, of the Registrant for each share of Alberto-Culver Common Stock, as described in the Registration Statement on Form S-4, as amended (Registration No. 333-136259), filed with the Securities and Exchange Commission and declared effective on October 11, 2006. In connection with the filing of that Registration Statement, 93,500,000 shares of common stock of the Registrant were registered with the Securities and Exchange Commission and the Registrant paid a fee of $470,712. The total number of shares of common stock issuable or expected to be issued in connection with the holding company merger is now expected not to exceed 93,700,000.

(2)	Pursuant to Rules 457(c) and 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the approximate number of shares of common stock of the Registrant to be issued or issuable in connection with the holding company merger and is based upon the market value of $49.56 per share of Alberto-Culver Common Stock, which was the average of the high and low prices per share of Alberto-Culver Common Stock reported on the New York Stock Exchange on November 14, 2006.

(3)	Calculated by multiplying the proposed maximum aggregate offering price for all securities by 0.000107.

1

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional number of shares of common stock, par value $.01 per share, of the Registrant. The Registrant hereby incorporates by reference into this Registration Statement its Registration Statement on Form S-4, as amended (Registration No. 333-136259), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on October 11, 2006, including each of the documents the Registrant filed with the Commission and incorporated or were deemed to be incorporated by reference therein and all exhibits thererto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith or incorporated herewith by reference:

Exhibit No.	Exhibit Description
5.1	Opinion of Sidley Austin LLP as to the validity of the New Sally Holdings, Inc. common stock being registered hereby.

8.1	Opinion of Sidley Austin LLP as to certain tax matters.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1 to this Registration Statement).

23.3	Consent of KPMG LLP relating to the audited financial statements of Alberto-Culver Company.

23.4	Consent of KPMG LLP relating to the audited financial statements of Sally Holdings, Inc.

23.5	Consent of Goldman, Sachs & Co.

24.1*	Power of Attorney (included in signature page).

*	Incorporated by reference to Registration Statement on Form S-4 (File No. 333-136259) filed on August 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois, on November 15, 2006.

NEW SALLY HOLDINGS, INC. (Registrant)

By:	/s/ Gary P. Schmidt
Name:	Gary P. Schmidt
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* Carol L. Bernick	Chairman of the Board and Director	November 15, 2006

* Howard B. Bernick	Chief Executive Officer and Director (Principal Executive Officer)	November 15, 2006

* Leonard H. Lavin	Director	November 15, 2006

* William J. Cernugel	Senior Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)	November 15, 2006

* A.G. Atwater, Jr.	Director	November 15, 2006

* James G. Brocksmith	Director	November 15, 2006

* Jim Edgar	Director	November 15, 2006

* King Harris	Director	November 15, 2006

* John A. Miller	Director	November 15, 2006

Robert H. Rock	Director	November 15, 2006

* Sam. J. Susser	Director	November 15, 2006

* William W. Wirtz	Director	November 15, 2006

*By:	/s/ Gary P. Schmidt
(Gary P. Schmidt, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit No.	Exhibit Description
5.1	Opinion of Sidley Austin LLP as to the validity of the New Sally Holdings, Inc. common stock being registered hereby.

8.1	Opinion of Sidley Austin LLP as to certain tax matters.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1 to this Registration Statement).

23.3	Consent of KPMG LLP relating to the audited financial statements of Alberto-Culver Company.

23.4	Consent of KPMG LLP relating to the audited financial statements of Sally Holdings, Inc.

23.5	Consent of Goldman, Sachs & Co.

24.1*	Power of Attorney (included in signature page).

*	Incorporated by reference to Registration Statement on Form S-4 (File No. 333-136259) filed on August 2, 2006.